 As filed with the Securities and Exchange Commission on December 1, 2000

                                                 Registration No. 333-47688
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT No. 1

                                    to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                                   iPCS, Inc.
             (Exact name of registrant as specified in its charter)
  (For co-registrants, please see "Co-Registrant Information" on the following page)
         Delaware                     4812                36-4350876
      (State or other     (Primary standard industrial (I.R.S. Employer
      jurisdiction of     classification code number) Identification No.)
     incorporation or    1900 East Golf Road, Suite 900
       organization)       Schaumburg, Illinois 60173
                                 (847) 944-2900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                Timothy M. Yager
                         1900 East Golf Road, Suite 900
                           Schaumburg, Illinois 60173
                                 (847) 944-2900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    Copy to:
                                 Paul W. Theiss
                                 Robert J. Wild
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603
                          Telephone No. (312) 782-0600
                          Facsimile No. (312) 701-7711

                                ---------------


  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------


  The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                           CO-REGISTRANT INFORMATION

 (Exact name of Co-      (State of       (Primary Standard    (I.R.S. Employer
   Registrant as       Incorporation)        Industrial     Identification No.)
  Specified in its                      Classification Code
      Charter)                                Number)
                          Delaware              4812             36-4364612
iPCS Wireless, Inc.       Delaware              4812             36-4364609

  iPCS Equipment,                c/o iPCS, Inc.
        Inc.             1900 East Golf Road, Suite 900
                           Schaumburg, Illinois 60173
                                 (847) 944-2900
    (Address, including zip code, and telephone number, including area code, of each of the co-registrant's principal executive offices)

                                ---------------

                                Timothy M. Yager
                         1900 East Golf Road, Suite 900
                           Schaumburg, Illinois 60173
                                 (847) 944-2900
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each of the co-registrants)

                                    Copy to:
                                 Paul W. Theiss
                                 Robert J. Wild
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603
                          Telephone No. (312) 782-0600
                          Facsimile No. (312) 701-7711

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers

   The Amended and Restated Certificate of Incorporation of iPCS, Inc. ("iPCS") provides that the liability of the directors of iPCS to iPCS or any of its stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under
Section 174 of the General Corporation Law of the State of Delaware nor does it apply with respect to any liability in which a director:

  . breached his duty of loyalty to iPCS or its stockholders;

  . did not act in good faith or, in failing to act, did not act in good faith;

  . acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

  . derived an improper personal benefit.

   iPCS's Amended and Restated Certificate of Incorporation provides that iPCS shall indemnify its directors, officers and employees and former directors, officers and employees to the fullest extent permitted by the laws of Delaware or any other applicable law. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, iPCS has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of iPCS) by reason of the fact that he is or was a director, officer, employee or agent of iPCS, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of iPCS and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   The power to indemnify applies to actions brought by or in the right of iPCS as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

   The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

   iPCS has directors' and officers' liability insurance covering its directors and officers.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling iPCS pursuant to the foregoing provisions, iPCS has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits:

                               INDEX TO EXHIBITS

      Exhibit
      Number                          Exhibit Title
      2.1**    --Contribution Agreement dated as of July 12, 2000 by and
                among iPCS, Inc. and members of Illinois PCS, LLC.

      3.1** --Amended and Restated Certificate of Incorporation of iPCS, Inc. as amended.

      3.2**    --Amended and Restated Bylaws of iPCS, Inc.

      3.3**    --Certificate of Designations of the Series A-1
                Convertible Participating Preferred Stock.

      3.4      --Certificate of Incorporation of iPCS Wireless, Inc.

      3.5      --Bylaws of iPCS Wireless, Inc.

      3.6      --Certificate of Incorporation of iPCS Equipment, Inc.

      3.7      --Bylaws of iPCS Equipment, Inc.

      4.1      --Specimen Common Stock Certificate.

      4.2**    --14% Senior Discount Notes due 2010 Indenture dated as of
                July 14, 2000 by and among, iPCS, Inc., as issuer iPCS
                Equipment, Inc. and iPCS Wireless, Inc. as guarantors and
                CTC Illinois Trust Company, as trustee.

      5.1      --Opinion of Mayer, Brown & Platt.

     10.1+     --Sprint PCS Management Agreement, as amended, dated as of
                January 22, 1999 by and among Sprint Spectrum, LP,
                SprintCom, Inc., WirelessCo, LP and Illinois PCS, LLC, as
                amended by Addendum I, Addendum II, Amended and Restated
                Addendum III and Addendum IV thereto.

     10.2+     --Sprint PCS Services Agreement dated as of January 22,
                1999 by and between Sprint Spectrum, LP and Illinois PCS,
                LLC.

     10.3+     --Sprint Trademark and Service Mark License Agreement
                dated as of January 22, 1999 by and between Sprint
                Communications Company, LP and Illinois PCS, LLP.

     10.4      --Sprint Spectrum Trademark and Service Mark License
                Agreement dated as of January 22, 1999 by and between Sprint Spectrum LP and Illinois PCS, LLC.


      Exhibit
      Number                             Exhibit Title
      -------                            -------------
     10.5      --Amended and Restated Consent and Agreement dated as of July
                12, 2000 by and between Sprint Spectrum, LP, SprintCom, Inc.,
                Sprint Communications Company, LP, WirelessCo, LP, and Toronto
                Dominion (Texas), Inc. and the lenders party thereto.

     10.6**    --Amended and Restated Credit Agreement dated as of July 12,
                2000 by and among iPCS Wireless, Inc., as borrower, iPCS, Inc.
                and iPCS Equipment, Inc. as guarantors, the lenders named
                therein, Toronto Dominion (Texas),
                Inc., as administrative agent, and GE Capital Corporation, as syndication agent, for a $140.0 million credit facility.

     10.7**    --iPCS, Inc. Amended and Restated 2000 Long Term Incentive Plan.

     10.8**    --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Timothy M. Yager and
                iPCS, Inc.

     10.9**    --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, William W. King, Jr.
                and iPCS, Inc.

     10.10**   --Warrant for the Purchase of shares of Common Stock dated as of
                July 12, 2000 by and between Sprint Spectrum L.P. and iPCS,
                Inc.

     10.11**   --Agreement Regarding Construction, Sale and Leaseback of Towers
                dated as of May 28, 1999 by and between American Tower
                Corporation and Illinois PCS, LLC.

     10.12***  --Lease dated as of June 1, 1999 by and between Gridley
                Enterprises, Inc. and Illinois PCS, LLC.

     10.13**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Leroy R. Horsman and
                iPCS, Inc.

     10.14**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Jeffrey Pinegar and
                iPCS, Inc.

     10.15**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Linda K. Wokoun and
                iPCS, Inc.

     10.16**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Stebbins B. Chandor,
                Jr. and iPCS, Inc.

     10.17**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Anthony R. Muscato and iPCS, Inc.

     10.18**   --Purchase Agreement dated as of July 12, 2000 for $300,000,000,
                300,000 Units consisting of 14% Senior Discount Notes Due 2010 and warrants to purchase 2,982,699 shares of Common Stock.

     10.19**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS LLC, Patricia M. Greteman and iPCS, Inc.

     10.20+    --CDMA 1900 SprintCom Additional Affiliate Supply Agreement
                dated as of May 24, 1999 between Illinois PCS, LLC and Nortel
                Networks Inc.


      Exhibit
      Number                             Exhibit Title
      -------                            -------------
     10.21+    --Amendment No. 1 to 1900 CDMA Additional Affiliate Supply
                Agreement dated as of July 11, 2000 between Illinois PCS, LLC and Nortel Networks Inc.

     10.22     --Warrant Registration Rights Agreement dated as of July 12,
                2000 by and among iPCS, Inc., Donaldson Lufkin & Jenrette
                Securities Corporation and TD Securities Corporation (USA) Inc.

     10.23     --Warrant Agreement dated as of July 12, 2000 by and between
                iPCS, Inc. and ChaseMellon Shareholder Services, L.L.C., as warrant agent.

     10.24**   --A/B Exchange Registration Rights Agreement dated as of July
                12, 2000 by and among iPCS, Inc., iPCS Equipment, Inc., iPCS
                Wireless, Inc. and Donaldson Lufkin & Jenrette Securities
                Corporation and TD Securities (USA) Inc.

     10.25**   --Form of Global Note

     10.26     --Form of Global Warrant

     10.27**   --Investment Agreement dated as of July 12, 2000 by and among
                iPCS, Inc., Blackstone/iPCS LLC, Blackstone iPCS Capital
                Partners LP, Blackstone Communications Partners I LP,
                TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent Mezzanine
                Trust II, TCW Leveraged Income Trust LP, TCW Leveraged Income
                Trust LP II, LP, TCW Leveraged Income Trust IV, LP, TCW Shared
                Opportunity Fund II, LP, Shared Opportunity Fund IIB, LLC and
                TCW Shared Opportunity Fund III, LP.

     10.28**   --Stockholders Agreement dated as of July 12, 2000 by and
                between iPCS, Inc. and certain of its stockholders.

     10.29**   --Registration Rights Agreement dated as of July 12, 2000 by and among iPCS, Inc., Blackstone/iPCS LLC, Blackstone iPCS Capital
                Partners LP, Blackstone Communications Partners I LP,
                TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent Mezzanine
                Trust II, TCW Leveraged Income Trust LP, TCW Leveraged Income
                Trust LP II, LP, TCW Leveraged Income Trust IV, LP, TCW Shared
                Opportunity Fund II, LP, Shared Opportunity Fund IIB, LLC and
                TCW Shared Opportunity Fund III, LP.

     10.30**   --Asset Purchase Agreement dated as of July 12, 2000 by and among Sprint Spectrum LP, Sprint Spectrum Equipment Company,
                LP, Sprint Spectrum Realty Company, LP and iPCS Wireless, Inc.

     10.31**   --Design, Development, Engineering, Construction and Oversight
                Services Agreement, dated as of February, 1999, by and between
                Illinois PCS, LLC and Communication Management Specialists.

     10.32**   --Interim Network Operating Agreement dated as of July 12, 2000 by and between Sprint Spectrum LP and iPCS Wireless, Inc.

     10.33**   --Consulting Agreement dated as of April 20, 1999 by and between
                WaveLink Engineering and Illinois PCS, LLC.


      Exhibit
      Number                            Exhibit Title
      -------                           -------------
     10.34+    --Construction and Oversight Services Agreement dated as of
                September 1, 2000 by and between iPCS Wireless, Inc. and SDS
                Wireless, Inc.

     10.35+    --Build to Suit Agreement dated as of September 1, 2000 by and between iPCS Wireless, Inc. and Trinity Wireless Towers, Inc.

     10.36     --Additional Affiliate Agreement dated as of July 12, 2000 by and between iPCS Wireless, Inc. and Lucent Technologies Inc.

     21.1**    --Subsidiaries of iPCS, Inc.

     23.1**    --Consent of Deloitte & Touche, LLP.

     23.2      --Consent of Mayer, Brown & Platt (contained in legal opinion filed as Exhibit 5.1).

     24.1**    --Powers of Attorney.

     25.1      --Form T-1 Statement of eligibility under The Trust Indenture
                Act of 1939 of BNY Midwest Trust Company.

     99.1      --Form of Letter of Transmittal.

     99.2      --Form of Notice of Guaranteed Delivery.

     99.3      --Form of Tender Instruction Letters.

     99.4      --Form of Exchange Agent Agreement.

---------------------
   *to be filed by amendment.

  **Previously filed.

 ***Previously filed on April 25, 2000 as an exhbit to the registant's registration statement on Form S-1 (Registration No. 333-32064).

   +Confidential treatment has been requested on portions of these documents.

   (b) Financial Statement Schedules:

     No financial statement schedules are filed because the required information is not applicable or is included in the financial statements or related notes.

   (c) Not applicable

Item 22. Undertakings

   Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 1st day of December, 2000.

                                          iPCS, INC.

                                                 /s/ Timothy M. Yager
                                          By: _________________________________
                                                    Timothy M. Yager
                                           President, Chief Executive Officer
                                                      and Director

                                          iPCS WIRELESS, INC.; iPCS EQUIPMENT,
                                           INC.

                                                 /s/ Timothy M. Yager
                                          By: _________________________________
                                                    Timothy M. Yager
                                           President, Chief Executive Officer
                                                      and Director

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                             TITLE                    DATE
                ----                             -----                    ----


      /s/ Timothy M. Yager           President, Chief Executive     December 1, 2000
____________________________________  Officer, (Principal
          Timothy M. Yager            Executive Officer) and
                                      Director--iPCS, Inc.; iPCS
                                      Wireless, Inc.; iPCS
                                      Equipment, Inc.

 /s/  Stebbins B. Chandor, Jr.*      Senior Vice President, Chief   December 1, 2000
____________________________________  Financial Officer
      Stebbins B. Chandor, Jr.        (Principal Financial and
                                      Accounting Officer)--iPCS,
                                      Inc.

                                     Senior Vice President, Chief
                                      Financial Officer
                                      (Principal Financial and
                                      Accounting Officer);
                                      Director and Secretary--
                                      iPCS Wireless, Inc.; iPCS
                                      Equipment, Inc.

   /s/ William W. King, Jr.*         Vice President, Strategic      December 1, 2000
____________________________________  Planning and Director--
        William W. King, Jr.          iPCS, Inc.


                NAME                             TITLE                    DATE
                ----                             -----                    ----


     /s/ Alan C. Anderson*           Director--iPCS, Inc.           December 1, 2000
____________________________________
          Alan C. Anderson

      /s/ Donald L. Bell*            Director--iPCS, Inc.           December 1, 2000
____________________________________
           Donald L. Bell

      /s/ Michael S. Chae*           Director--iPCS, Inc.           December 1, 2000
____________________________________
          Michael S. Chae

     /s/ Brian J. Gernant*           Director--iPCS, Inc.           December 1, 2000
____________________________________
          Brian J. Gernant

    /s/ Lawrence H. Guffey*          Director--iPCS, Inc.           December 1, 2000
____________________________________
         Lawrence H. Guffey

    /s/ Robert W. Schwartz*          Director--iPCS, Inc.           December 1, 2000
____________________________________
         Robert W. Schwartz

    /s/ George Patrick Tays*         Director--iPCS, Inc.           December 1, 2000
____________________________________
        George Patrick Tays

      /s/ Linda W. Wokoun*           Director--iPCS Wireless,       December 1, 2000
____________________________________  Inc.; iPCS Equipment, Inc.
          Linda W. Wokoun

   Timothy M. Yager, by signing his name hereto, does sign and execute this first amendment to the registration statement on behalf of each of the above named officers and directors of the co-registrants on this 1st day of December, 2000, pursuant to the powers of attorneys executed on behalf of each of such officers and directors previously filed with the Securities and Exchange Commission.

                                               /s/ Timothy M. Yager
                                          *By: __________________________

                                                 Timothy M. Yager

                                                 Attorney-in-Fact

                               INDEX TO EXHIBITS

      Exhibit
      Number                             Exhibit Title
      2.1**    --Contribution Agreement dated as of July 12, 2000 by and among
                iPCS, Inc. and members of Illinois PCS, LLC.

      3.1**    --Amended and Restated Certificate of Incorporation of iPCS,
               Inc. as amended.

      3.2**    --Amended and Restated Bylaws of iPCS, Inc.

      3.3**    --Certificate of Designations of the Series A-1 Convertible
                Participating Preferred Stock.

      3.4      --Certificate of Incorporation of iPCS Wireless, Inc.

      3.5      --Bylaws of iPCS Wireless, Inc.

      3.6      --Certificate of Incorporation of iPCS Equipment, Inc.

      3.7      --Bylaws of iPCS Equipment, Inc.

      4.1      --Specimen Common Stock Certificate.

      4.2**    --14% Senior Discount Notes due 2010 Indenture dated as of July
                14, 2000 by and among, iPCS, Inc., as issuer iPCS Equipment,
                Inc. and iPCS Wireless, Inc. as guarantors and CTC Illinois
                Trust Company, as trustee.

      5.1      --Opinion of Mayer, Brown & Platt.

     10.1+     --Sprint PCS Management Agreement, as amended, dated as of
                January 22, 1999 by and among Sprint Spectrum, LP, SprintCom,
                Inc., WirelessCo, LP and Illinois PCS, LLC, as amended by
                Addendum I, Addendum II, Amended and Restated Addendum III and
                Addendum IV thereto.

     10.2+     --Sprint PCS Services Agreement dated as of January 22, 1999 by and between Sprint Spectrum, LP and Illinois PCS, LLC.

     10.3+     --Sprint Trademark and Service Mark License Agreement dated as of January 22, 1999 by and between Sprint Communications
                Company, LP and Illinois PCS, LLP.

     10.4      --Sprint Spectrum Trademark and Service Mark License Agreement
                dated as of January 22, 1999 by and between Sprint Spectrum LP and Illinois PCS, LLC.

     10.5      --Amended and Restated Consent and Agreement dated as of July
                12, 2000 by and between Sprint Spectrum, LP, SprintCom, Inc.,
                Sprint Communications Company, LP, WirelessCo, LP, and Toronto
                Dominion (Texas), Inc. and the lenders party thereto.

     10.6**    --Amended and Restated Credit Agreement dated as of July 12,
                2000 by and among iPCS Wireless, Inc., as borrower, iPCS, Inc.
                and iPCS Equipment, Inc. as guarantors, the lenders named
                therein, Toronto Dominion (Texas),
                Inc., as administrative agent, and GE Capital Corporation, as syndication agent, for a $140.0 million credit facility.

     10.7**    --iPCS, Inc. Amended and Restated 2000 Long Term Incentive Plan.


      Exhibit
      Number                             Exhibit Title
     10.8**    --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Timothy M. Yager and
                iPCS, Inc.

     10.9**    --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, William W. King, Jr.
                and iPCS, Inc.

     10.10**   --Warrant for the Purchase of shares of Common Stock dated as of
                July 12, 2000 by and between Sprint Spectrum L.P. and iPCS,
                Inc.

     10.11**   --Agreement Regarding Construction, Sale and Leaseback of Towers
                dated as of May 28, 1999 by and between American Tower
                Corporation and Illinois PCS, LLC.

     10.12***  --Lease dated as of June 1, 1999 by and between Gridley
                Enterprises, Inc. and Illinois PCS, LLC.

     10.13**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Leroy R. Horsman and
                iPCS, Inc.

     10.14**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Jeffrey Pinegar and
                iPCS, Inc.

     10.15**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Linda K. Wokoun and
                iPCS, Inc.

     10.16**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Stebbins B. Chandor,
                Jr. and iPCS, Inc.

     10.17**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS, LLC, Anthony R. Muscato and iPCS, Inc.

     10.18**   --Purchase Agreement dated as of July 12, 2000 for $300,000,000,
                300,000 Units consisting of 14% Senior Discount Notes Due 2010 and warrants to purchase 2,982,699 shares of Common Stock.

     10.19**   --Amended and Restated Employment Agreement effective as of July
                1, 2000 by and between Illinois PCS LLC, Patricia M. Greteman and iPCS, Inc.

     10.20+    --CDMA 1900 SprintCom Additional Affiliate Supply Agreement
                dated as of May 24, 1999 between Illinois PCS, LLC and Nortel
                Networks Inc.

     10.21+    --Amendment No. 1 to 1900 CDMA Additional Affiliate Supply
                Agreement dated as of July 11, 2000 between Illinois PCS, LLC and Nortel Networks Inc.

     10.22     --Warrant Registration Rights Agreement dated as of July 12,
                2000 by and among iPCS, Inc., Donaldson Lufkin & Jenrette
                Securities Corporation and TD Securities Corporation (USA) Inc.

     10.23     --Warrant Agreement dated as of July 12, 2000 by and between
                iPCS, Inc. and ChaseMellon Shareholder Services, L.L.C., as warrant agent.

     10.24**   --A/B Exchange Registration Rights Agreement dated as of July
                12, 2000 by and among iPCS, Inc., iPCS Equipment, Inc., iPCS
                Wireless, Inc. and Donaldson Lufkin & Jenrette Securities
                Corporation and TD Securities (USA) Inc.


      Exhibit
      Number                             Exhibit Title
     10.25**   --Form of Global Note

     10.26     --Form of Global Warrant

     10.27**   --Investment Agreement dated as of July 12, 2000 by and among
                iPCS, Inc., Blackstone/iPCS LLC, Blackstone iPCS Capital
                Partners LP, Blackstone Communications Partners I LP,
                TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent Mezzanine
                Trust II, TCW Leveraged Income Trust LP, TCW Leveraged Income
                Trust LP II, LP, TCW Leveraged Income Trust IV, LP, TCW Shared
                Opportunity Fund II, LP, Shared Opportunity Fund IIB, LLC and
                TCW Shared Opportunity Fund III, LP.

     10.28**   --Stockholders Agreement dated as of July 12, 2000 by and
                between iPCS, Inc. and certain of its stockholders.

     10.29**   --Registration Rights Agreement dated as of July 12, 2000 by and among iPCS, Inc., Blackstone/iPCS LLC, Blackstone iPCS Capital
                Partners LP, Blackstone Communications Partners I LP,
                TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent Mezzanine
                Trust II, TCW Leveraged Income Trust LP, TCW Leveraged Income
                Trust LP II, LP, TCW Leveraged Income Trust IV, LP, TCW Shared
                Opportunity Fund II, LP, Shared Opportunity Fund IIB, LLC and
                TCW Shared Opportunity Fund III, LP.

     10.30**   --Asset Purchase Agreement dated as of July 12, 2000 by and among Sprint Spectrum LP, Sprint Spectrum Equipment Company,
                LP, Sprint Spectrum Realty Company, LP and iPCS Wireless, Inc.

     10.31**   --Design, Development, Engineering, Construction and Oversight
                Services Agreement, dated as of February, 1999, by and between
                Illinois PCS, LLC and Communication Management Specialists.

     10.32**   --Interim Network Operating Agreement dated as of July 12, 2000 by and between Sprint Spectrum LP and iPCS Wireless, Inc.

     10.33**   --Consulting Agreement dated as of April 20, 1999 by and between
                WaveLink Engineering and Illinois PCS, LLC.

     10.34+    --Construction and Oversight Services Agreement dated as of
                September 1, 2000 by and between iPCS Wireless, Inc. and SDS
                Wireless, Inc.

     10.35+    --Build to Suit Agreement dated as of September 1, 2000 by and between iPCS Wireless, Inc. and Trinity Wireless Towers, Inc.

     10.36     --Additional Affiliate Agreement dated as of July 12, 2000 by and between iPCS Wireless, Inc. and Lucent Technologies Inc.

     21.1**    --Subsidiaries of iPCS, Inc.

     23.1**    --Consent of Deloitte & Touche, LLP.

     23.2      --Consent of Mayer, Brown & Platt (contained in legal opinion filed as Exhibit 5.1).


      Exhibit
      Number                           Exhibit Title
     24.1**    --Powers of Attorney.

     25.1      --Form T-1 Statement of eligibility under The Trust Indenture
                Act of 1939 of BNY Midwest Trust Company.

     99.1      --Form of Letter of Transmittal.

     99.2      --Form of Notice of Guaranteed Delivery.

     99.3      --Form of Tender Instruction Letters.

     99.4      --Form of Exchange Agent Agreement.

---------------------
   *to be filed by amendment.

  **Previously filed.

 ***Previously filed on April 25, 2000 as an exhibit to the registrant's registration statement on Form S-1 (Registration No. 333-32064).

   +Confidential treatment has been requested on portions of these documents.